Exhibit (d)(xii)(B)

Amended And Restated

Schedule A

Effective January 30, 2023 to the

Investment Advisory Agreement Dated November 2, 2010

between

FundVantage Trust and Gotham Asset Management, LLC

Series of FundVantage Trust	Effective Date

Gotham Absolute Return Fund	August 28, 2012
Gotham Enhanced Return Fund	May 30, 2013
Gotham Neutral Fund	August 30, 2013
Gotham Total Return Fund	March 30, 2015
Gotham Index Plus Fund	March 30, 2015
Gotham Large Value Fund (f/k/a Gotham Institutional Value Fund)	December 31, 2015
Gotham Enhanced 500 Plus Fund (f/k/a Gotham Enhanced 500 Core Fund	September 30, 2016
Gotham Hedged Core Fund	September 30, 2016
Gotham Neutral 500 Fund	September 30, 2016
Gotham Defensive Long 500 Fund	September 30, 2016
Gotham Enhanced S&P 500 Index Fund	December 30, 2016
Gotham Short Strategies Fund	August 1, 2017
Gotham ESG Large Value Fund	December 6, 2018

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule A to be executed in its name and on its behalf by its duly authorized representative effective as of the 30th of January, 2023.

FundVantage Trust

By:	/s/ Joel L. Weiss
Name:	Joel L. Weiss
Title:	President and Chief Executive Officer

Gotham Asset Management, LLC

By:	/s/ Louis LaRocca
Name:	Louis LaRocca
Title:	General Counsel & CCO

A-1

Amended And Restated Schedule B

Dated January 30, 2023 to the

Investment Advisory Agreement Dated November 2, 2010

between

FundVantage Trust and Gotham Asset Management, LLC

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date

Gotham Absolute Return Fund[1]	1.50% (150 basis points)	August 28, 2012[2]
Gotham Enhanced Return Fund[1]	1.50% (150 basis points)	May 30, 2013[3]
Gotham Neutral Fund	1.50% (150 basis points)	August 30, 2013[4]
Gotham Index Plus Fund[1]	1.00% (100 basis points)	December 7, 2015
Gotham Total Return Fund	1.00% (100 basis points)[5]	May 1, 2017
Gotham Large Value Fund (f/k/a Gotham Institutional Value Fund)	0.75% (75 basis points)	August 31, 2018[6]
Gotham Enhanced 500 Plus Fund (f/k/a Gotham Enhanced 500 Core Fund)	1.00% (100 basis points)	September 30, 2016
Gotham Hedged Core Fund	0.70% (70 basis points)	September 30, 2016
Gotham Neutral 500 Fund	1.35% (135 basis points)	September 30, 2016
Gotham Defensive Long 500 Fund	1.35% (135 basis points)	September 30, 2016
Gotham Enhanced S&P 500 Index Fund[1]	0.50% (50 basis points)	December 30, 2016
Gotham Short Strategies Fund	1.35% (135 basis points)	August 1, 2017
Gotham ESG Large Value Fund	0.75% (75 basis points)	December 6, 2018

[1]	Effective February 1, 2021, the advisory fee payable to Gotham shall be reduced by the dollar amount of “total annual fund operating expenses after fee waivers” attributable to any Fund assets invested in other investment companies advised or sub-advised by Gotham (each an “underlying fund” and collectively, the “underlying funds”), and the amount of such reduction shall be calculated based on the Fund’s average daily assets invested in an underlying fund and the “total annual fund operating expenses after fee waivers” disclosed in such underlying fund’s “Annual Fund Operating Expenses” table in the summary section of an underlying fund’s currently effective prospectus. The effect of the reduction of investment advisory fee is intended to provide that Gotham’s aggregate direct and indirect compensation from a Fund and any underlying fund, respectively, does not exceed the advisory fee paid by the Fund prior to February 1, 2021.
[2]	The effective date for the Gotham Absolute Return Fund investment advisory agreement was August 28, 2012 and a fee reduction was approved by the Board of Trustees of FundVantage Trust on July 17, 2020.
[3]	The effective date for the Gotham Enhanced Return Fund investment advisory agreement was May 30, 2013 and a fee reduction was approved by the Board of Trustees of FundVantage Trust on July 17, 2020.
[4]	The effective date for the Gotham Neutral Fund investment advisory agreement was August 30, 2013 and a fee reduction was approved by the Board of Trustees of FundVantage Trust on July 17, 2020.
[5]	Assets invested in other mutual funds advised by Gotham shall be excluded from the Gotham Total Return Fund average daily net assets for purposes of calculating the advisory fee.
[6]	The effective date for the Gotham Large Value Fund investment advisory agreement was December 31, 2015 and a fee reduction was approved by the Board of Trustees of FundVantage Trust on August 27, 2018.

[Signature page follows]

B-1

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule B to be executed in its name and on its behalf by its duly authorized representative as of the 30th day of January, 2023.

FundVantage Trust

By:	/s/ Joel L. Weiss
Name:	Joel L. Weiss
Title:	President and Chief Executive Officer

Gotham Asset Management, LLC

By:	/s/ Louis LaRocca
Name:	Louis LaRocca
Title:	General Counsel & CCO

(Signature Page to Schedule B dated January 30, 2023 to Gotham Investment Advisory Agreement)

B-2